Exhibit 3.13

DOC ID                    200725400200

DATE: 09/11/2007	DOCUMENT ID 200725400200	DESCRIPTION DOMESTIC ARTICLES/FOR PROFIT	FILING 125.00	EXPED 100.00	PENALTY .00	CERT .00	CO
(ARF)

Receipt

This is not a bill. Please do not remit payment.

JONES DAY

ATTN: AMANDA COCHRAN

P O BOX 165017

COLUMBUS, OH 43216-5017

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Jennifer Brunner

1725777

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

CAMPING WORLD CARD SERVICES, INC.

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC ARTICLES/FOR PROFIT	200725400200

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this l0th day of September, A.D. 2007.
United States of America	[ILLEGIBLE]
State of Ohio
Office of the Secretary of State	Ohio Secretary of State

Doc ID               200725400200

Prescribed by:	Expedite this Form: [ILLEGIBLE]
[ILLEGIBLE]
Ohio Secretary of State	☒ Yes	PO Box 1390
Central Ohio: (614) 466-3910		Columbus, OH 43216
Toll Free: 1-877-SOS-FILE (1-877-767-3453)	[ILLEGIBLE]
www.sos.state.oh.us	☐ No	PO Box 670
e-mail: busserv@sos.state.oh.us		Columbus, OH 43216

INITIAL ARTICLES OF INCORPORATION

(For Domestic Profit or Nonprofit)
Filing Fee $125.00

THE UNDERSIGNED HEREBY STATES THE FOLLOWING:

(CHECK ONLY ONE (1) BOX)

(1) ☒	Articles of Incorporation Profit	(2) ☐	Articles of Incorporation Nonprofit	(3) ☐	Articles of Incorporation Professional (170-ARP)
	(113-ARF)		(114-ARN)		Profession
	ORC 1701		ORC 1702		ORC 1785

Complete the general information in this section for the box checked above.

FIRST:	Name of Corporation		Camping World Card Services, Inc.

SECOND:	Location	Columbus	Franklin
		(City)	(County)

Effective Date (Optional)			Date specified can be no more than [ILLEGIBLE] days after date of filing. If a date is specified, [ILLEGIBLE] after the date of filing.

(mm/dd/yyyy)

☒ Check here if additional provisions are attached

Complete the information in this section if box (2) or (3) is checked. Completing this section is optional if box (1) is checked.

THIRD:	Purpose for which corporation is formed

To issue and market merchandise cards for use in the retail industry and to provide services related to the design, manufacture, and use of such cards, and to engage in any lawful act or activity incident thereto for which corporations may be formed under Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

Complete the information in this section if box (1) or (3) is checked.

FOURTH:    The number of shares which the corporation is authorized to have outstanding (Please state if shares are common or preferred and their par value if any)

100	common	no par value
(No. of Shares)	(Type)	(Par Value)

(Refer to instructions if needed)

Completing the information in this section is optional

FIFTH:	The following are the names and addresses of the individuals who are to serve as Initial Directors.

(Name)

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

	(City)	(State)	(Zip Code)

(Name)

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

	(City)	(State)	(Zip Code)

(Name)

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

	(City)	(State)	(Zip Code)

REQUIRED
Must be authenticated (signed) by an authorized representative	[ILLEGIBLE]	9-16-07
(See Instructions)	Authorized Representative	Date
Donald Smith
(print name)

[ILLEGIBLE]
	Authorized Representative	Date

(print name)

	Authorized Representative	Date

(print name)

Complete the Information in this section if box (1) (2) or (3) is checked.

ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being at least a majority of the incorporation of Camping World Card Services, Inc. hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is

CT Corporation System
(Name)
1300 East Ninth Street
(Street) NOTE: P.O. Box Addresses are NOT acceptable.

Cleveland	, Ohio	44114
(City)		(Zip Code)

Must be authenticated by an
authorized representative	[ILLEGIBLE]	9-10-07
	Authorized Representative	Date

	Authorized Representative	Date

	Authorized Representative	Date

ACCEPTANCE OF APPOINTMENT

The Undersigned, CT Corporation System, named herein as the Statutory agent for, Camping World Card Services, Inc., hereby acknowledges and accepts the appointment of statutory agent for said entity.

Signature:	/s/ James H. Tanks III	James H. Tanks III
	(Statutory Agent)	Assistant Secretary

Attachment to Articles of Incorporation of

Camping World Card Services, Inc.

FIFTH: The Corporation may from time to time, pursuant to authorization by the Directors and without action by the shareholders, purchase shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Directors shall determine, unless these Articles prohibit such purchase.

SIXTH: Notwithstanding any provision of the Ohio General Corporation Law requiring for any purpose the vote, consent, waiver, or release of the holders of two-thirds of the shares of any particular class or of each class, such action, may be taken by the vote, consent, waiver, or release of the holders of a majority of the shares of such particular class or of each class shall be required.

SEVENTH: Any and every statute of the State of Ohio hereafter enacted, whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, shall apply to the Corporation and shall be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force at the date of filing these Artícles of Incorporation of the Corporation in the office of the Secretary of State of Ohio.

[ILLEGIBLE]

[ILLEGIBLE]

1725777

UNITED STATES OF AMERICA,

STATE OF OHIO,

OFFICE OF THE SECRETARY OF STATE

I, Jennifer Brunner, Secretary of State of the State of Ohio, do hereby certify that the foregoing is a true and correct copy, consisting of 5 pages, as taken from the original record now in my official custody as Secretary of State.

WITNESS my hand and official seal at Columbus, Ohio, this 18th day of February A.D. 2010

/s/ Jennifer Brunner

JENNIFER BRUNNER
Secretary of State

BY	[ILLEGIBLE]

NOTICE:This is an official certification only when reproduced in red ink